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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:      Media:                     Investors:

               Chris Ward                 Richard Tennant
               iBasis, Inc.               iBasis, Inc.
               781-505-7557               781-505-7409
               cward@ibasis.net           ir@ibasis.net

            IBASIS REDUCES CONVERTIBLE BOND DEBT $15 MILLION THROUGH
                        EXCHANGE WITH LARGEST BOND HOLDER

BURLINGTON, MASS. - JANUARY 30, 2003 - iBasis, Inc. (OTCBB: IBAS), the leader in Internet-based voice communications, today announced that it had entered into an agreement with a principal holder of the company's 5.75% Convertible Subordinated Notes due 2005, which resulted in the retirement of $30.2 million of the notes in exchange for a new debt instrument at 50% of the face value of the retired notes.

Under the terms of the agreement, the bond holder surrendered an aggregate principal amount of $30.2 million of iBasis' outstanding 5.75% Convertible Subordinated Notes in exchange for $15.1 million aggregate principal amount of new 11.5% senior secured notes issued by iBasis and warrants for 3,071,184 shares of iBasis common stock. Each warrant will have an initial exercise price of $0.65 per share of Common Stock and a term of five years.

The new Notes, which mature on January 15, 2005, share in a second priority lien on the Corporation's assets and are subordinated to iBasis' senior debt to Silicon Valley Bank.

"This exchange agreement is another important achievement in reducing our overall debt and improving shareholder equity," said Ofer Gneezy, president and CEO of iBasis. "Prior to this agreement, we had already reduced our convertible debt and capital lease debt by more than $110 million since Q4 of 2001, and we recently announced a new $15 million line of credit. These measures are enabling us to increase shareholder value and enhance our ability to grow the business."

ABOUT IBASIS

Founded in 1996, iBasis (OTCBB: IBAS) is a leader in wholesale international telecommunications. Named by service providers as the #1 international wholesale carrier in Atlantic-ACM's 2002 International Wholesale Carrier Report Card, iBasis is a preferred provider for many of the largest carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, Sprint, Telefonica, Telenor, Telstra, and

                                     -More-
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WorldCom. The company's global VoIP infrastructure, The iBasis Network, spans more than 90 on-net countries and is the world's largest international Cisco Powered Network(TM) for Internet Telephony. Based on its revenue growth from 1997 through 2001, iBasis was named the #8 fastest-growing technology company in North America and the #1 fastest-growing technology company in New England in the Technology Fast 500 national program sponsored by Deloitte & Touche. The company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

Assured Quality Routing, iBasis, and ConnectPoint are registered marks, The iBasis Network, Internet Central Office, Internet Branch Office, and IP CallCard are trademarks of iBasis, Inc. Cisco and Cisco Powered Network are registered trademarks of Cisco Systems, Inc. All other trademarks are the property of their respective owners.

EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE EXPECTATIONS, PROJECTIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING PRESS RELEASE, INCLUDING THOSE RELATING TO THE COMPANY'S CURRENT EXPECTATIONS REGARDING REVENUE GROWTH, SOURCES OF REVENUE, MARGIN IMPROVEMENT AND FUTURE CAPITAL EXPENDITURES CONSTITUTE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, (I) THE EXTENT OF ADOPTION OF THE COMPANY'S SERVICES AND THE TIMING AND AMOUNT OF REVENUE GENERATED BY THESE SERVICES; (II) FLUCTUATIONS IN THE MARKET FOR AND PRICING OF THESE SERVICES; AND (III) THE OTHER CONSIDERATIONS DESCRIBED AS "RISK FACTORS" IN IBASIS' MOST RECENT FORMS 10-K AND 10-Q, AND THE COMPANY'S OTHER SEC FILINGS. WE HAVE NO CURRENT INTENTION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.